Exhibit 99.1
Regency Energy Partners to Acquire TexStar Field Services
Acquisition Will Accelerate Regency’s Growth and Expand Footprint to South and
East Texas; Immediate Accretion Expected
DALLAS — July 13, 2006 — Regency Energy Partners LP (Nasdaq: RGNC) (“Regency” or the “Partnership”) announced today that it has executed a definitive agreement to acquire San Antonio-based TexStar Field Services, L.P. (“TexStar”), a midstream natural gas gathering, processing and treating company, from affiliates of HM Capital Partners LLC (“HM Capital”) in a transaction valued at $350 million, subject to customary adjustments at closing.
The TexStar system expands Regency’s footprint into two new geographic areas — South and East Texas — and adds 1,476 miles of gas gathering pipelines, more than 36,800 horsepower of compression and four processing/treating facilities to Regency’s asset base. As part of the acquisition, BlackBrush Oil & Gas, LP, an affiliate of TexStar and a major shipper on the TexStar system, has agreed to enter into a long-term agreement for dedication of its production to TexStar.
Regency expects the TexStar acquisition to be immediately accretive to cash available for distribution. The acquisition is expected to add approximately $40 million to 2007 EBITDA.
The TexStar system was assembled through a roll-up involving nine separate acquisitions of midstream assets, with equity capital provided by HM Capital. The first eight were inactive or underutilized assets in South Texas producing minimal revenue and therefore not suitable acquisition targets for a publicly-held master limited partnership. These assets were assembled into an attractive and profitable gathering system in an active drilling area of South Texas. TexStar’s ninth acquisition was Enbridge’s gathering, treating and processing systems in South and East Texas. TexStar has also agreed to acquire a complementary treating facility and related gathering system in East Texas, which is anticipated to close prior to the Regency / TexStar transaction, meaning Regency will acquire these assets by virtue of its acquisition of TexStar.
“This acquisition enhances the geographic diversity of our asset base, and creates numerous opportunities for near-term organic growth,” said James W. Hunt, chairman, president and chief executive officer of Regency. “Regency’s team has extensive experience in South and East Texas and with TexStar’s management team has identified approximately $30 million of near-term growth capital projects which management will attempt to complete before the end of 2007. Depending upon the timing of completion of these projects, TexStar’s EBITDA could increase by up to twenty-five percent.”

Regency will initially fund the acquisition through the issuance of approximately 5.2 million restricted common units to the seller and $235 million of bank debt. If TexStar closes its pending acquisition in East Texas, the newly issued units will not participate in distributions for two distribution periods following closing and will thereafter be entitled to convert to common units, on a one-for-one basis. If TexStar does not close its pending acquisition, the newly issued units will not participate in distributions and will not be entitled to convert for an additional distribution period. Regency intends to issue, prior to the end of the third quarter of 2006, sufficient additional common units that, together with the units issued in the transaction, will finance approximately 50% of the purchase price.
Regency has received commitments from UBS Loan Finance LLC, Wachovia Bank, National Association, and Citicorp USA, Inc. for $850 million to fund the cash portion of the acquisition price, refinance existing debt of approximately $400 million and provide an expanded revolving credit facility.
The Board of Directors of the general partner of Regency referred the proposed transaction to its Conflicts Committee because it constituted a related-party transaction. HM Capital and its affiliates own approximately 53% of the outstanding limited partnership interests of the Partnership and they own and control the general partner of the Partnership, as well as TexStar. The Conflicts Committee, comprised entirely of independent directors, retained Mayer, Brown, Rowe & Maw LLP as legal advisors and Merrill Lynch & Co. as financial advisor. Merrill Lynch & Co. rendered a fairness opinion to the Conflicts Committee. After reviewing the transaction, the Conflicts Committee determined that it was fair to the Partnership from a financial perspective, approved the transaction and recommended that the full Board of Directors approve the transaction, after which the full Board of Directors approved the transaction.
The agreement is subject to regulatory approvals, including expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Act, and other customary closing conditions. Regency expects to complete the transaction during the third quarter of 2006.
TELECONFERENCE
Regency will hold a teleconference to discuss the acquisition on Thursday, July 13 at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-866-578-5747 in the United States or +1-617-213-8054 outside the United States, passcode 24777270. A live Web cast of the call can be accessed on the investor information page of Regency’s Web site at www.regencyenergy.com. A replay of the call will be available for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), passcode 71033211. A replay and transcript of the broadcast will also be available on Regency’s Web site.

This press release may contain forward-looking statements as defined under the federal securities laws regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, changes in laws and regulations impacting the gathering and processing industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited and is subject to change.
This press release and the accompanying financial schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of EBITDA which is a key measure of Partnership’s financial performance. The accompanying schedules provide reconciliations of this non-GAAP financial measure to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.
We define EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense, unrealized loss (gain) from risk management activities, non-cash put option expirations and loss on debt refinancing.

Reconciliation of non-GAAP Measures
Reconciliation of non-GAAP Measures
estimated range for the quarter ending December 31, 2007

Estimated
($ in millions)	2007P

Net Income	$9.9
Add:
Interest expense, net	18.8
Depreciation and amortization	11.3

EBITDA	$40.0

This announcement shall not constitute an offer to sell or a solicitation of an offer to acquire any Regency securities issuable in the acquisition of TexStar or any transaction related thereto. Any such offering will be made only pursuant to a prospectus included in a registration statement declared effective under the Securities Act of 1933 and any applicable state securities laws or in the documents offering such securities pursuant to an applicable exemption from the registration requirements of the Securities Act and state securities laws.
About TexStar
San Antonio-based TexStar Field Services is a midstream natural gas gathering, processing and treating company. TexStar’s company strategy is to provide low-cost gathering, compression, treating and processing services in South and East Texas. For more information, visit TexStar’s Web site at www.texstarfieldservices.com.
About Regency
Regency Energy Partners LP (NASDAQ: RGNC) is a midstream master limited partnership that gathers, treats, compresses, processes, transports and markets natural gas and transports and markets natural gas liquids. For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

CONTACT:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com
Media:
Mark Semer
Kekst and Company
212-521-4802